Exhibit 99.3  Addendum to Management Agreement executed October 31, 2002

                        Addendum to Management Agreement

This agreement dated October 31, 2002 is an Addendum to the Management Agreement by and between Staff America, Inc. (the "PEO"), and The Cura Group III, Inc., a Florida corporation (the "MANAGER").

         WHEREAS, Manager desires to hire William L. Baumgardner to assist in the management of the daily and material operating procedure and decisions of the PEO;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the parties agree as follows:

         1. AMENDMENT TO SECTION 1 OF THE MANAGEMENT AGREEMENT. Section 1 (c) is amended to say the following:

           "Manager shall hire William L. Baumgardner, Brian Baumgardner and Anna Baumgardner as co-managers ("Co-Managers") for the purpose of advising on, and the operation of, the day to day procedures and decisions affecting PEO's Customer Base and Business. The Co-Managers authority under this Management Agreement shall be limited to this Section 1."

         All Other terms of the Management Agreement shall remain the same.

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

THE CURA GROUP III, INC.                  STAFFAMERICA, INC.


By:   /s/ Danny L. Pixler                 By:   /s/ William Baumgardner
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      Danny L. Pixler, President                William Baumgardner, President